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                                                                  Exhibit 10.22

                            LEASE RENEWAL AMENDMENT

        Account Not. 4068689-002, 003,004, 005, 007, 008,009
        010, 011,012,013,014,015, 016,017,018, 019, 020,021

    THIS LEASE RENEWAL AMENDMENT dated as of SEPTEMBER 29, 2000 ("Amendment") amends Schedule Nos. 002, O03, 004, 005,007, 008, 009, 010, 011, 012, 013,
014, 015, 016, 017, 018, 019, 020, 021 ("Schedule") to the Master Lease
Agreement dated as of July 9, 1997 ("Agreement"), such Schedule and Agreement, as the same may have been heretofore amended or otherwise modified, are hereinafter collectively referred to as the ("Lease") between GENERAL ELECTRIC CAPITAL CORPORATION ("Lessor) and BENCHMARK ELECTRONICS ("Lessee"). Capitalized terms not defined herein shall have the meanings assigned to them in the Lease.

                                  WITNESSETH

    WHEREAS, the term of the Lease is scheduled to expire on SEPTEMBER 18, 2000; SEPTEMBER 30, 2000 and NOVEMBER 24, 2000 ("Primary Term Expiration Date"); and

    WHEREAS, Lessee desires to renew the Lease pursuant to the terms set forth herein; and

    WHEREAS, Lessor is willing to consent to such renewal pursuant to the terms set forth herein;

    NOW, THEREFORE, in consideration of the above premises and the mutual promises; contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Commencing on SEPTEMBER 30, 2000 the Lease shall be renewed for an additional period of THIRTY SIX (36) months ("Renewed Term") on and subject to the same terms and conditions as set forth in the Lease, except as otherwise expressly provided herein:

    (a) During the Renewed Term, Lessee hereby agrees to pay to Lessor rent in the total principal sum of FIVE MILLION NINE HUNDRED FIFTEEN THOUSAND AND 00/100 Dollars ($5,915,000.00), plus financed upfront sales tax in the sum of ONE HUNDRED FIFTEEN THOUSAND SEVEN HUNDRED FIVE AND 14/100 Dollars ($115,705.14) with interest thereon, from the date upon which the Renewed Term commences through and including the last day of the Renewed Term, at a fixed interest rate of TEN POINT FOUR percent (10.4%), to be paid in Thirty Six (36) consecutive monthly installments of principal and interest of ONE HUNDRED NINETY FOUR THOUSAND FORTY SIX and 67/100 Dollars ($194,046.67) (each a "Periodic Installment") and a final installment equal to the GPO Amount (as that term is described below). The Periodic Installments have been calculated on the basis of a 360 day year of twelve thirty-day months. Each Periodic Installment may, at the option of the Lessor, be calculated and applied on the assumption that such installment would be made on its due date. The first Periodic Installment shall be due and payable on OCTOBER 1, 2000 and the following Periodic Installments shall be payable on the same day of each month thereafter throughout the Renewal Term.

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    (b) During the Renewed Term, the Stipulated Loss Value and Termination
    Value of the Equipment as of the applicable calculation date shall be equal to (i) the sum of (A) all then remaining Periodic installment payments (which would have come due over the balance of the Renewed Term without any termination thereof), and (B) the GPO Amount (set forth hereinbelow), (ii) discounted to its then present value using a discount rate equal to the one year U.S. Treasury Constant Maturity rate in effect as of the date on which the Lease either terminates or the Casualty occurs, as published in the Federal Reserve Statistical Release H.15
    (519). Furthermore, in connection with any default or other termination of the Lease prior to the scheduled expiration of the Renewed Term any surplus net proceeds received by Lessor from the sale, re-lease or other disposition of the Equipment after satisfaction of all amounts payable by Lessee under the Lease shall be remitted to Lessee (except to the extent as may be otherwise required by applicable law).

    (c) Upon expiration of the Renewed Term, Lessee shall purchase for cash consideration all (but not less than all) of the Equipment for an amount equal to ONE AND 00/100 Dollar ($1.00) (the "GPO Amount"), plus all applicable sales, use and other taxes thereon, ON AN "AS IS, WHERE IS" BASIS WITHOUT RECOURSE TO, OR WARRANTY BY, LESSOR OF ANY KIND, NATURE OR DESCRIPTION WHATSOEVER. All other purchase options or renewal options are hereby deleted in their entirety.

    (d) In order to secure payment and performance of Lessee's obligations hereunder, Lessee hereby grants Lessor a security interest in (i) the Equipment and in all goods that are or may hereafter become accessions thereto, and (ii) all proceeds of such property, including but not limited to insurance proceeds.

    (e) Any provisions of the Lease relating to Early Termination, Purchase Option or Terminal Rent Adjustment Clause shall be deleted in their entirety.

2. Lessee hereby represents and warrants that all of the representations and warranties included in the Lease (except as set forth in Article XV (b) of the Lease) are true and correct as of the date first above written.

    Except as expressly modified herein, all terms and provisions of the Lease shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written,

LESSOR:                                LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION   BENCHMARK ELECTRONICS
By:  /s/ Ingrid Duffelmeyer            By: /s/ Gayla Delly
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Title: Collateral Specialist           Title: Treasurer
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